UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

XL Fleet Corp.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

XL FLEET CORP.
c/o Continental Proxy Services
1 State Street, New York NY 10004

XL FLEET CORP.

145 Newton Street
Boston, Massachusetts 02135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
May 4, 2022

2022 Stockholders are cordially invited to attend the Virtual Annual Meeting and to vote on the Internet or any mobile device or by mail.

Dear Stockholder,

The 2022 Annual Meeting of Stockholders of XL Fleet Corp. (the "Company") will be conducted virtually over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live audio webcast of the meeting being held on Wednesday, May 4, 2022, at 9:00 AM (local time) by visiting **https://www.cstproxy.com/xlfleet/2022**. The record date for the annual meeting is March 7, 2022. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

Proposals to be considered at the Annual Meeting:

(1) To consider and act upon a proposal to elect to the Company's Board of Directors the following two (2) nominees nominated by the Board of Directors for a three-year term expiring in 2025:
Kevin Griffin; and Christopher Hayes.

(2) To consider and act upon a proposal to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the 2022 fiscal year, ending December 31, 2022;

(3) To conduct an advisory vote on the total compensation paid to executives of the Company; and

(4) To select, on an advisory basis, the frequency of future stockholder advisory votes to approve executive compensation.

(5) To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" all nominees under Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and 1 Year on Proposal 4.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

VOTE AT THE MEETING:
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

To view the Proxy Materials and attend the annual meeting, please go to:
https://www.cstproxy.com/xlfleet/2022

CONTROL NUMBER